Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER INC. REPORTS FISCAL 2019 SECOND-QUARTER RESULTS

CHARLOTTE, NC, Feb. 5, 2019 – Premier Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2019 second quarter ended Dec. 31, 2018.

The company adopted new revenue recognition standard ASC 606 on July 1, 2018, in conjunction with the beginning of fiscal 2019, using the modified retrospective approach and did not restate prior periods. Therefore, results of operations under the new revenue standard ASC 606 are not indicative of what results of operations were under the previous standard ASC 605. However, for informational purposes, current period results under the previous standard are included in the tables at the back of this press release.

Q2 2019 Highlights:

•

GAAP net revenue increased to $421.9 million from $411.4 million a year ago; Supply Chain Services segment revenue of $327.0 million increased from $324.9 million a year ago and Performance Services segment revenue of $94.9 million increased from $86.5 million.

•	GAAP net income of $104.8 million increased from $19.8 million and diluted net income of $0.69 per share compared with $0.06 per diluted share a year ago.

•	Non-GAAP adjusted EBITDA* increased to $142.0 million from $133.5 million a year ago.

•	Non-GAAP adjusted fully distributed net income* increased to $88.4 million, representing $0.66 per diluted share, compared with $70.0 million, or $0.50 per diluted share a year ago.

•	Management reaffirms full-year fiscal 2019 guidance ranges and underlying assumptions.

*	Descriptions of non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

“Premier delivered another successful quarter this fiscal year, characterized by steady revenue and earnings growth across our business segments and for the company as a whole,” said Susan DeVore, president and chief executive officer. “We finished the quarter with continued strong liquidity, as year-over-year non-GAAP free cash flow increased 29 percent to $114.8 million. We used our strong balance sheet and cash flow to grow our capabilities with the acquisition of Stanson Health Inc., and to return cash to stockholders through our ongoing $250.0 million stock repurchase program.

“Our financial outlook remains consistent with the full-year guidance ranges we discussed last quarter and we are reaffirming these guidance ranges today,” DeVore said. “We plan to continue to move forward as a leader of our industry’s transformation to value-based care, expanding and integrating our capabilities and working closely with our member providers to help ensure ongoing success in this rapidly evolving marketplace.”

Premier, Inc. FY’19 Q2 Results

Results of Operations for the Second Quarter of Fiscal 2019

Consolidated Second-Quarter and Full Year Financial Highlights

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands, except per share data)	2018 New revenue standard	2017 Previous revenue standard	% Change	2018 New revenue standard	2017 Previous revenue standard	% Change
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$165,695	$159,343	4%	$327,695	$310,334	6%
Other services and support	3,789	3,421	11%	6,133	5,570	10%

Services	169,484	162,764	4%	333,828	315,904	6%
Products	157,519	162,101	(3)%	308,989	314,764	(2)%

Total Supply Chain Services (a)	327,003	324,865	1%	642,817	630,668	2%
Performance Services (a)	94,854	86,533	10%	180,586	171,294	5%

Total (a)	$421,857	$411,398	3%	$823,403	$801,962	3%

Net income	$104,811	$19,769	430%	$186,784	$80,385	132%
Net income attributable to stockholders	$693,889	$281,200	147%	$12,556	$617,630	(98)%
Adjusted net income (b)	$92,032	$8,447	nm	$12,556	$50,907	(75)%
Weighted average shares outstanding:
Basic	59,876	55,209	8%	56,548	54,059	5%
Diluted	133,672	139,237	(4)%	57,584	139,641	(59)%
Earnings per share attributable to stockholders:
Basic	$11.59	$5.09	128%	$0.22	$11.43	(98)%
Diluted (b)	$0.69	$0.06	nm	$0.22	$0.36	(39)%

NON-GAAP FINANCIAL MEASURES:

Adjusted EBITDA (a) (c):
Supply Chain Services	$134,079	$132,045	2%	$269,482	$257,665	5%
Performance Services	37,100	27,929	33%	67,675	49,150	38%

Total segment adjusted EBITDA	171,179	159,974	7%	337,157	306,815	10%
Corporate	(29,182)	(26,432)	10%	(56,539)	(54,102)	5%

Total (a)	$141,997	$133,542	6%	$280,618	$252,713	11%

Adjusted fully distributed net income (c)	$88,397	$69,982	26%	$175,292	$131,695	33%

Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.66	$0.50	32%	$1.31	$0.94	39%

(a)	Bolded measures correspond to company guidance.
(b)

Earnings per share attributable to stockholders excludes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be dilutive. Likewise, earnings per share attributable to stockholders includes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be antidilutive. The company has corrected prior period information within the current period financial statements related to a specific component used in calculating the tax effect on Premier Inc. net income for purposes of diluted earnings (loss) per share. Diluted earnings (loss) per share for the three months ended December 31, 2017 was previously stated at ($1.66) per share and has been corrected to $0.06 per share. Diluted earnings (loss) per share for the six months ended December 31, 2017 was previously stated at ($1.30) per share and has been corrected to $0.36 per share.The company believes the correction is immaterial and the amount had no impact on the company’s overall financial condition, results of operations or cash flows.

(c)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

For the fiscal second-quarter ended Dec. 31, 2018, Premier generated GAAP net revenue of $421.9 million, an increase of $10.5 million from net revenue of $411.4 million for the same period a year ago.

GAAP net income for the fiscal second quarter was $104.8 million, compared with $19.8 million a year ago. Year-ago net income was impacted by a decrease in the effective tax rate due to federal tax reform, resulting in a re-measurement of tax receivable agreement liabilities totaling $177.2 million, offset by an increase in tax expense of $221.2 million attributable to the re-measurement of deferred tax balances. This resulted in income tax expense of $231.5 million in the year-ago quarter, compared with $1.8 million in the current quarter. In accordance with GAAP, fiscal 2019 and 2018 second-quarter net income attributable to stockholders included non-cash adjustments of $651.7 million and $317.9 million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported net income attributable to stockholders of $693.9 million, compared with $281.2 million for the same period a year ago. Second-quarter net income of $0.69 per diluted share compared with $0.06 for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

Premier, Inc. FY’19 Q2 Results

Fiscal second-quarter non-GAAP adjusted EBITDA increased to $142.0 million from $133.5 million for the same period the prior year.

Non-GAAP adjusted fully distributed net income for the fiscal second quarter of $88.4 million increased $18.4 million from $70.0 million for the same period a year ago. Non-GAAP adjusted fully distributed earnings per share totaled $0.66, compared with $0.50 for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchanged their Class B common units and associated Class B common shares for Class A common shares.

Segment Results

Supply Chain Services

For the fiscal second quarter ended Dec. 31, 2018, Supply Chain Services segment net revenue of $327.0 million increased $2.1 million from $324.9 million a year ago. Net administrative fees revenue of $165.7 million increased by $6.4 million, or 4%, from the prior year primarily driven by further contract penetration of existing members and, to a lesser degree, the impact of conversion of new members. Net administrative fees in the fiscal 2019 second quarter under the previous revenue recognition standard totaled $169.8 million, an increase of 7% over a year ago, reflecting the impact of timing associated with certain cash collections between quarters.

Products revenue of $157.5 million decreased $4.6 million from $162.1 million a year ago. Growth in oncology and respiratory-related drug revenue was offset primarily by the impact of gross to net revenue recognition changes associated with the adoption of ASC 606, which negatively impacted revenue by $11.9 million, and to a lesser extent by reimbursement compression in the integrated pharmacy business.

Supply Chain Services segment non-GAAP adjusted EBITDA for the fiscal 2019 second quarter increased to $134.1 million from $132.0 million for the same period a year ago. Growth in net administrative fees revenue and decreased selling, general and administrative expenses were partially offset by reimbursement compression in the integrated pharmacy business and by increases in certain product-related costs in the direct sourcing business.

Performance Services

For the fiscal second quarter ended Dec. 31, 2018, Performance Services segment net revenue of $94.9 million increased $8.4 million from $86.5 million for the same quarter last year, driven by growth in applied sciences and analytics services as well as by growth in cost management consulting services. Under the new accounting standard, consulting services revenue is now recognized proportionally to when services are provided, and the company generally no longer is required to defer recognition until certain performance conditions are met.

Performance Services segment non-GAAP adjusted EBITDA totaled $37.1 million for the fiscal 2019 second quarter, a $9.2 million increase from $27.9 million for the same quarter last year. The increase was primarily the result of higher revenue partially offset by increases in selling, general and administrative expenses.

Results of Operations for the Six Months Ended Dec. 31, 2018

For the six months ended Dec. 31, 2018, GAAP net revenue increased to $823.4 million from net revenue of $802.0 million for the same period a year ago.

For the six-month period, GAAP net income totaled $186.8 million, compared with $80.4 million for the same period a year ago. Year-ago net income was impacted by a decrease in the effective tax rate due to federal tax reform, resulting in a re-measurement of tax receivable agreement liabilities totaling $177.2 million, offset by

Premier, Inc. FY’19 Q2 Results

an increase in tax expense of $221.2 million attributable to the re-measurement of deferred tax balances. This resulted in income tax expense of $244.3 million in the year-ago quarter, compared with $12.6 million in the current quarter. Fiscal 2019 and 2018 six-month GAAP net income attributable to stockholders required non-cash adjustments of $(56.5) million and $638.3 million, respectively, to reflect changes in redemption value of the limited partners Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported net income attributable to stockholders of $12.6 million compared with $617.6 million a year ago. On a diluted per-share basis, net income totaled $0.22 compared with $0.36 for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

For the six months ended Dec. 31, 2018, non-GAAP adjusted EBITDA of $280.6 million increased from $252.7 million for the same period last year. Non-GAAP adjusted fully distributed net income of $175.3 million increased from $131.7 million for the same period a year ago, while non-GAAP adjusted fully distributed earnings per share increased to $1.31 from $0.94.

Supply Chain Services segment net revenue for the first six months of fiscal 2019 increased to $642.8 million from $630.7 million a year earlier. Supply Chain Services segment adjusted EBITDA increased to $269.5 million from $257.7 million for the prior year.

Performance Services segment net revenue for the six months of fiscal 2019 increased to $180.6 million from $171.3 million a year earlier. Segment adjusted EBITDA increased to $67.7 million from $49.2 million.

Cash Flows and Liquidity

Net cash provided by operating activities was $212.3 million for the six-month period ended Dec. 31, 2018, compared with $206.5 million for the same period last year. The increase in cash flow from operations was primarily driven by increased net administrative fees and other services and support revenue and decreased cost of services revenue and selling, general and administrative expenses in the current period, partially offset by increased working capital needs. At Dec. 31, 2018, the company’s cash and cash equivalents totaled $110.6 million, compared with $152.4 million at June 30, 2018. At Dec. 31, 2018, the company had an outstanding balance of $100.0 million on its five-year, $1.0 billion revolving credit facility.

Non-GAAP free cash flow for the six-month period ended Dec. 31, 2018 was $116.6 million, compared with $122.2 million for the same period a year ago and was impacted by the $18.0 million TRA payment made to member owners in the current period. Timing of the payment shifted to July in the current year from June in previous years due to a change in the company’s federal tax filing deadline. The company expects free cash flow to exceed 50% of non-GAAP adjusted EBITDA for the full fiscal year. The company defines free cash flow as cash provided by operating activities less quarterly tax distributions and annual TRA payments to limited partners and purchases of property and equipment (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

Through the close of trading on Dec. 31, 2018, the company repurchased approximately 2.9 million shares of Class A common stock for $109.5 million. The repurchases took place under the company’s ongoing $250.0 million stock repurchase program for fiscal 2019, and had the impact of adding approximately $0.01 to diluted per-share results for the period. The repurchase authorization may be expanded, suspended, delayed or discontinued at any time at the discretion of the Board of Directors.

Premier, Inc. FY’19 Q2 Results

Fiscal 2019 Outlook and Guidance

Based on results for the six months ended Dec. 31, 2018, management’s current expectations for the remainder of fiscal 2019 and the realization of previously disclosed underlying assumptions, the company reaffirms its full fiscal-year 2019 guidance ranges for consolidated net revenue, non-GAAP Supply Chain Services and Performance Services segment revenue, non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share. Underlying assumptions have not changed with the exception of stock-based compensation expense, which is now estimated in a range of $29 million to $31 million.

Fiscal 2019 Financial Guidance *

Premier, Inc. reiterates full-year fiscal 2019 financial guidance under ASC 606, as follows:

(in millions, except per share data)	ASC 606
Net Revenue:
Supply Chain Services segment	$1,305.0 - $1,357.0
Performance Services segment	$350.0 - $364.0

Total Net Revenue	$1,655.0 - $1,721.0

Non-GAAP adjusted EBITDA	$550.0 - $572.0

Non-GAAP adjusted fully distributed EPS	$2.55 - $2.67

*

The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted fully distributed earnings per share without unreasonable effort. This is due to two primary reasons:

•

Reasonable guidance cannot be provided for reconciling the adjustment of redeemable limited partners’ capital to redemption amount – historically the largest adjustment in the reconciliation from non-GAAP to GAAP amounts – due to the fact that the increase or decrease in this item is based on the change in the number of Class B common units outstanding and change in stock price between quarters, which the company cannot predict, control or reasonably estimate.

•

Reasonable guidance cannot be provided for earnings per share attributable to stockholders because the ongoing quarterly member-owner exchange of Class B common units and corresponding Class B common stock into shares of Class A common stock impacts the number of shares of Class A common stock outstanding each quarter, which the company cannot predict, control or reasonably estimate. Member owners have the right, but not the obligation, to exchange class B common units on a quarterly basis, and the company has the discretion to settle any exchanged units for Class A common stock, cash, or a combination thereof, neither of which can be predicted, controlled or reasonably estimated at this time.

Conference Call

Premier management will host a conference call and live audio webcast on Tuesday, Feb. 5, 2019, at 8:00 a.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wanting to participate by phone may do so by dialing 844.296.7719 and providing the operator with conference ID number: 6890785. International callers should dial 574.990.1041 and provide the same passcode. The company encourages callers to dial in at least five minutes before the start of the call to register. The archived webcast will be accessible on Premier’s investor relations page.

Premier, Inc. FY’19 Q2 Results

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,000 U.S. hospitals and health systems and approximately 165,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results.

In addition, adjusted fully distributed net income and adjusted fully distributed earnings per share eliminate the variability of non-controlling interest as a result of member owner exchanges of Class B common units and corresponding Class B common stock into shares of Class A common stock and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to Premier (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP fully distributed net income before income taxes at the company’s estimated effective income tax rate. We define adjusted fully distributed earnings per share as adjusted fully distributed net income divided by diluted weighted average shares. These measures assist our board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash and non-recurring items, and eliminate the variability of non-controlling interest that results from member owner exchanges of Class B common units into shares of Class A common stock.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income (or loss) of unconsolidated affiliates. For all Non-GAAP financial measures, we consider non-recurring items to be income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include certain strategic and financial restructuring expenses. Non-operating items include gains or losses on the disposal of assets and interest and investment income or expense.

Premier, Inc. FY’19 Q2 Results

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as net cash provided by operating activities less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-K for the year ended June 30, 2018.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to expected financial performance, non-GAAP free cash flow generation, the impact of the new revenue recognition standards, share repurchases under our fiscal 2019 stock repurchase program, and the statements related to fiscal 2019 outlook and guidance and the assumptions underlying such guidance, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as

Premier, Inc. FY’19 Q2 Results

to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2018 as well as the Form 10-Q for the quarter ended December 31, 2018, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts

Investor contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.879.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’19 Q2 Results

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2018 New revenue standard	2018 Impact of new revenue standard	2018 Previous revenue standard	2017 Previous revenue standard	2018 New revenue standard	2018 Impact of new revenue standard	2018 Previous revenue standard	2017 Previous revenue standard
Net revenue:
Net administrative fees	$165,695	$(4,061)	$169,756	$159,343	$327,695	$11,123	$316,572	$310,334
Other services and support	98,643	8,278	90,365	89,953	186,719	13,657	173,062	176,864

Services	264,338	4,217	260,121	249,296	514,414	24,780	489,634	487,198
Products	157,519	(11,914)	169,433	162,102	308,989	(23,876)	332,865	314,764

Net revenue	421,857	(7,697)	429,554	411,398	823,403	904	822,499	801,962
Cost of revenue:
Services	43,189	(2,613)	45,802	47,255	86,561	(4,546)	91,107	94,191
Products	155,534	(10,927)	166,461	153,272	301,155	(22,298)	323,453	297,712

Cost of revenue	198,723	(13,540)	212,263	200,527	387,716	(26,844)	414,560	391,903

Gross profit	223,134	5,843	217,291	210,871	435,687	27,748	407,939	410,059
Other operating income:
Remeasurement of tax receivable agreement liabilities	—	—	—	177,174	—	—	—	177,174

Other operating income:	—	—	—	177,174	—	—	—	177,174

Operating expenses:
Selling, general and administrative	110,112	(1,270)	111,382	108,620	215,982	(2,381)	218,363	222,941
Research and development	292	—	292	324	632	—	632	813
Amortization of purchased intangible assets	13,899	—	13,899	13,817	27,537	—	27,537	27,715

Operating expenses	124,303	(1,270)	125,573	122,761	244,151	(2,381)	246,532	251,469

Operating income	98,831	7,113	91,718	265,284	191,536	30,129	161,407	335,764

Equity in net income of unconsolidated affiliates	1,444	—	1,444	1,257	4,134	—	4,134	5,509
Interest and investment loss, net	(859)	—	(859)	(1,508)	(1,547)	—	(1,547)	(3,003)
Loss on disposal of long-lived assets	—	—	—	(400)	—	—	—	(1,720)
Other income (expense)	7,199	—	7,199	(13,356)	5,258	—	5,258	(11,893)

Other income (expense), net	7,784	—	7,784	(14,007)	7,845	—	7,845	(11,107)

Income before income taxes	106,615	7,113	99,502	251,277	199,381	30,129	169,252	324,657
Income tax expense (benefit)	1,804	2,158	(354)	231,508	12,597	3,917	8,680	244,272

Net income	104,811	4,955	99,856	19,769	186,784	26,212	160,572	80,385
Net income attributable to non-controlling interest in Premier LP	(62,631)	(3,213)	(59,418)	(56,485)	(117,744)	(16,586)	(101,158)	(101,095)
Adjustment of redeemable limited partners’ capital to redemption amount	651,709	2,048	649,661	317,916	(56,484)	12,620	(69,104)	638,340

Net income (loss) attributable to stockholders	$693,889	$3,790	$690,099	$281,200	$12,556	$22,246	$(9,690)	$617,630

Calculation of GAAP Earnings (Loss) per Share
Numerator for basic earnings (loss) per share:
Net income (loss) attributable to stockholders	$693,889	$3,790	$690,099	$281,200	$12,556	$22,246	$(9,690)	$617,630

Numerator for diluted earnings (loss) per share:
Net income (loss) attributable to stockholders	$693,889	$3,790	$690,099	$281,200	$12,556	$22,246	$(9,690)	$617,630
Adjustment of redeemable limited partners’ capital to redemption amount	(651,709)	(2,048)	(649,661)	(317,916)	—	—	—	(638,340)
Net income attributable to non-controlling interest in Premier LP	62,631	3,213	59,418	56,485	—	—	—	101,095

Net income (loss)	104,811	4,955	99,856	19,769	12,556	22,246	(9,690)	80,385
Tax effect on Premier, Inc. net income	(12,779)	(1,094)	(11,685)	(11,322)	—	—	—	(29,478)

Adjusted net income (loss)	$92,032	$3,861	$88,171	$8,447	$12,556	$22,246	$(9,690)	$50,907

Denominator for basic earnings (loss) per share:
Weighted average shares	59,876	59,876	59,876	55,209	56,548	56,548	56,548	54,059

Denominator for diluted earnings (loss) per share:
Weighted average shares	59,876	59,876	59,876	55,209	56,548	56,548	56,548	54,059
Effect of dilutive stock based awards	1,005	1,005	1,005	450	1,036	1,036	—	553
Class B shares outstanding	72,791	72,791	72,791	83,578	—	—	—	85,029

Weighted average shares and assumed conversions	133,672	133,672	133,672	139,237	57,584	57,584	56,548	139,641

Basic earnings (loss) per share	$11.59	$0.06	$11.53	$5.09	$0.22	$0.39	$(0.17)	$11.43
Diluted earnings (loss) per share (1)	$0.69	$0.03	$0.66	$0.06	$0.22	$0.39	$(0.17)	$0.36

(1)

The company has corrected prior period information within the current period financial statements related to a specific component used in calculating the tax effect on Premier Inc. net income for purposes of diluted earnings (loss) per share. Diluted earnings (loss) per share for the three months ended December 31, 2017 was previously stated at ($1.66) per share and has been corrected to $0.06 per share. Diluted earnings (loss) per share for the six months ended December 31, 2017 was previously stated at ($1.30) per share and has been corrected to $0.36 per share. The company believes the correction is immaterial and the amount had no impact on the company’s overall financial condition, results of operations or cash flows.

Premier, Inc. FY’19 Q2 Results

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31, 2018 New revenue standard	December 31, 2018 Impact of new revenue standard	December 31, 2018 Previous revenue standard	June 30, 2018 Previous revenue standard
Assets
Cash and cash equivalents	$110,584	$—	$110,584	$152,386
Accounts receivable (net of $3,187 and $1,841 allowance for doubtful accounts, respectively)	197,366	(11,696)	209,062	185,874
Contract assets	208,254	208,254	—	—
Inventory	70,032	—	70,032	66,139
Prepaid expenses and other current assets	27,259	(2,362)	29,621	23,325
Due from related parties	720	—	720	894

Total current assets	614,215	194,196	420,019	428,618
Property and equipment (net of $339,781 and $297,591 accumulated depreciation, respectively)	211,859	—	211,859	206,693
Intangible assets (net of $181,171 and $153,635 accumulated amortization, respectively)	318,199	—	318,199	322,115
Goodwill	943,281	—	943,281	906,545
Deferred income tax assets	389,632	(5,425)	395,057	305,624
Deferred compensation plan assets	39,752	—	39,752	44,577
Investments in unconsolidated affiliates	98,089	—	98,089	94,053
Other assets	29,824	14,884	14,940	3,991

Total assets	$2,644,851	$203,655	$2,441,196	$2,312,216

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$66,855	$—	$66,855	$60,130
Accrued expenses	99,480	—	99,480	64,257
Revenue share obligations	130,163	49,878	80,285	78,999
Limited partners’ distribution payable	14,288	3,966	10,322	15,465
Accrued compensation and benefits	41,071	—	41,071	64,112
Deferred revenue	33,874	(6,534)	40,408	39,785
Current portion of tax receivable agreements	18,217	—	18,217	17,925
Current portion of long-term debt	102,302	—	102,302	100,250
Other liabilities	8,438	2,556	5,882	7,959

Total current liabilities	514,688	49,866	464,822	448,882
Long-term debt, less current portion	5,107	—	5,107	6,962
Tax receivable agreements, less current portion	304,907	—	304,907	237,176
Deferred compensation plan obligations	39,752	—	39,752	44,577
Deferred tax liabilities	18,850	4,278	14,572	17,569
Other liabilities	58,296	—	58,296	63,704

Total liabilities	941,600	54,144	887,456	818,870

Redeemable limited partners’ capital Stockholders’ deficit:	2,593,882	—	2,593,882	2,920,410
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 63,822,420 shares issued and 61,286,582 shares outstanding at December 31, 2018 and 57,530,733 shares issued and 52,761,177 shares outstanding at June 30, 2018	638	—	638	575
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 69,484,147 and 80,335,701 shares issued and outstanding at December 31, 2018 and June 30, 2018, respectively	—	—	—	—
Treasury stock, at cost; 2,535,838 and 4,769,556 shares, respectively	(97,199)	—	(97,199)	(150,058)
Additional paid-in-capital	—	—	—	—
Accumulated deficit	(794,070)	149,511	(943,581)	(1,277,581)

Total stockholders’ deficit	(890,631)	149,511	(1,040,142)	(1,427,064)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$2,644,851	$203,655	$2,441,196	$2,312,216

Premier, Inc. FY’19 Q2 Results

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended December 31,
	2018 New revenue standard	2018 Impact of new revenue standard	2018 Previous revenue standard	2017 Previous revenue standard
Operating activities
Net income	$186,784	$26,212	$160,572	$80,385
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,727	—	69,727	61,532
Equity in net income of unconsolidated affiliates	(4,134)	—	(4,134)	(5,509)
Deferred income taxes	2,643	(1,001)	3,644	235,648
Stock-based compensation	13,911	—	13,911	17,699
Remeasurement of tax receivable agreement liabilities	—	—	—	(177,174)
Loss on disposal of long-lived assets	—	—	—	1,720
(Gain) loss on FFF put and call rights	(7,567)	—	(7,567)	15,607
Changes in operating assets and liabilities:
Accounts receivable, contract assets, prepaid expenses and other current assets	(56,875)	(29,932)	(26,943)	(467)
Other assets	2,882	506	2,376	1,060
Inventories	(3,893)	—	(3,893)	(11,641)
Accounts payable, accrued expenses, deferred revenue and other current liabilities	15,366	4,215	11,151	(20,238)
Long-term liabilities	(7,033)	—	(7,033)	1,287
Other operating activities	498	—	498	6,606

Net cash provided by operating activities	212,309	—	212,309	206,515

Investing activities
Purchases of property and equipment	(47,289)	—	(47,289)	(38,622)
Acquisition of Stanson Health, Inc., net of cash acquired	(50,926)	—	(50,926)	—
Investments in convertible notes	(8,500)	—	(8,500)	—

Net cash used in investing activities	(106,715)	—	(106,715)	(38,622)

Financing activities
Payments made on notes payable	—	—	—	(6,858)
Redemption of limited partner of Premier LP	(256)	—	(256)	—
Proceeds from credit facility	—	—	—	30,000
Payments on credit facility	—	—	—	(50,000)
Proceeds from exercise of stock options under equity incentive plan	12,123	—	12,123	2,808
Proceeds from issuance of Class A common stock under stock purchase plan	1,488	—	1,488	1,388
Repurchase of vested restricted units for employee tax-withholding	(8,030)	—	(8,030)	(5,743)
Distributions to limited partners of Premier LP	(30,458)	—	(30,458)	(45,703)
Payments to limited partners of Premier LP related to tax receivable agreements	(17,975)	—	(17,975)	—
Repurchase of Class A common stock (held as treasury stock)	(104,288)	—	(104,288)	(70,844)
Earn-out liability payment to GNYHA Holdings	—	—	—	(16,662)

Net cash used in financing activities	(147,396)	—	(147,396)	(161,614)

Net (decrease) increase in cash and cash equivalents	(41,802)	—	(41,802)	6,279
Cash and cash equivalents at beginning of year	152,386	—	152,386	156,735

Cash and cash equivalents at end of period	$110,584	$—	$110,584	$163,014

Premier, Inc. FY’19 Q2 Results

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$151,982	$131,482	$212,309	$206,515
Purchases of property and equipment	(22,227)	(21,975)	(47,289)	(38,622)
Distributions to limited partners of Premier LP	(14,993)	(20,752)	(30,458)	(45,703)
Payments to limited partners under tax receivable agreements *	—	—	(17,975)	—

Non-GAAP Free Cash Flow	$114,762	$88,755	$116,587	$122,190

*

The timing of the annual tax receivable agreement payments has shifted to July from June due to the change in the company’s federal tax filing deadline. As a result, Premier did not make a tax receivable agreement payment in fiscal 2018, but made the payment in July and will make future annual payments in July.

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands)

	Three Months Ended December 31,				Six Months Ended December 31,
	2018 New revenue standard	2018 Impact of new revenue standard	2018 Previous revenue standard	2017 Previous revenue standard	2018 New revenue standard	2018 Impact of new revenue standard	2018 Previous revenue standard	2017 Previous revenue standard
Net income	$104,811	$4,955	$99,856	$19,769	$186,784	$26,212	$160,572	$80,385
Interest and investment loss, net	859	—	859	1,508	1,547	—	1,547	3,003
Income tax expense (benefit)	1,804	2,158	(354)	231,508	12,597	3,917	8,680	244,272
Depreciation and amortization	21,683	—	21,683	17,310	42,190	—	42,190	33,817
Amortization of purchased intangible assets	13,899	—	13,899	13,817	27,537	—	27,537	27,715

EBITDA	143,056	7,113	135,943	283,912	270,655	30,129	240,526	389,192
Stock-based compensation	7,800	—	7,800	8,951	14,137	—	14,137	17,908
Acquisition related expenses	1,354	—	1,354	1,674	1,763	—	1,763	4,773
Remeasurement of tax receivable agreement liabilities	—	—	—	(177,174)	—	—	—	(177,174)
ERP implementation expenses	61	—	61	156	387	—	387	491
Loss on disposal of long-lived assets	—	—	—	400	—	—	—	1,720
(Gain) loss on FFF put and call rights	(10,850)	—	(10,850)	15,587	(7,567)	—	(7,567)	15,607
Other expense	576	—	576	36	1,243	—	1,243	196

Adjusted EBITDA	$141,997	$7,113	$134,884	$133,542	$280,618	$30,129	$250,489	$252,713

Income before income taxes	$106,615	$7,113	$99,502	$251,277	$199,381	$30,129	$169,252	$324,657
Equity in net income of unconsolidated affiliates	(1,444)	—	(1,444)	(1,257)	(4,134)	—	(4,134)	(5,509)
Interest and investment loss, net	859	—	859	1,508	1,547	—	1,547	3,003
Loss on disposal of long-lived assets	—	—	—	400	—	—	—	1,720
Other (income) expense	(7,199)	—	(7,199)	13,356	(5,258)	—	(5,258)	11,893

Operating income	98,831	7,113	91,718	265,284	191,536	30,129	161,407	335,764
Depreciation and amortization	21,683	—	21,683	17,310	42,190	—	42,190	33,817
Amortization of purchased intangible assets	13,899	—	13,899	13,817	27,537	—	27,537	27,715
Stock-based compensation	7,800	—	7,800	8,951	14,137	—	14,137	17,908
Acquisition related expenses	1,354	—	1,354	1,674	1,763	—	1,763	4,773
Remeasurement of tax receivable agreement liabilities	—	—	—	(177,174)	—	—	—	(177,174)
ERP implementation expenses	61	—	61	156	387	—	387	491
Equity in net income of unconsolidated affiliates	1,444	—	1,444	1,257	4,134	—	4,134	5,509
Deferred compensation plan (income) expense	(4,235)	—	(4,235)	1,577	(2,899)	—	(2,899)	3,116
Other expense, net	1,160	—	1,160	690	1,833	—	1,833	794

Adjusted EBITDA	$141,997	$7,113	$134,884	$133,542	$280,618	$30,129	$250,489	$252,713

Segment Adjusted EBITDA:
Supply Chain Services	$134,079	$(3,230)	$137,309	$132,045	$269,482	$12,369	$257,113	$257,665
Performance Services	37,100	10,343	26,757	27,929	67,675	17,760	49,915	49,150
Corporate	(29,182)	—	(29,182)	(26,432)	(56,539)	—	(56,539)	(54,102)

Adjusted EBITDA	$141,997	$7,113	$134,884	$133,542	$280,618	$30,129	$250,489	$252,713

Net income (loss) attributable to stockholders	$693,889	$3,790	$690,099	$281,200	$12,556	$22,246	$(9,690)	$617,630
Adjustment of redeemable limited partners’ capital to redemption amount	(651,709)	(2,048)	(649,661)	(317,916)	56,484	(12,620)	69,104	(638,340)
Net income attributable to non-controlling interest in Premier LP	62,631	3,213	59,418	56,485	117,744	16,586	101,158	101,095
Income tax expense (benefit)	1,804	2,158	(354)	231,508	12,597	3,917	8,680	244,272
Amortization of purchased intangible assets	13,899	—	13,899	13,817	27,537	—	27,537	27,715
Stock-based compensation	7,800	—	7,800	8,951	14,137	—	14,137	17,908
Acquisition related expenses	1,354	—	1,354	1,674	1,763	—	1,763	4,773
Remeasurement of tax receivable agreement liabilities	—	—	—	(177,174)	—	—	—	(177,174)
ERP implementation expenses	61	—	61	156	387	—	387	491
Loss on disposal of long-lived assets	—	—	—	400	—	—	—	1,720
(Gain) loss on FFF put and call rights	(10,850)	—	(10,850)	15,587	(7,567)	—	(7,567)	15,607
Other expense	576	—	576	36	1,243	—	1,243	196

Non-GAAP adjusted fully distributed income before income taxes	119,455	7,113	112,342	114,724	236,881	30,129	206,752	215,893
Income tax expense on fully distributed income before income taxes	31,058	1,849	29,209	44,742	61,589	7,834	53,756	84,198

Non-GAAP Adjusted Fully Distributed Net Income	$88,397	$5,264	$83,133	$69,982	$175,292	$22,295	$152,996	$131,695

Premier, Inc. FY’19 Q2 Results

Supplemental Financial Information

Reconciliation of GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2018 New revenue standard	2018 Impact of new revenue standard	2018 Previous revenue standard	2017 Previous revenue standard	2018 New revenue standard	2018 Impact of new revenue standard	2018 Previous revenue standard	2017 Previous revenue standard
Net income (loss) attributable to stockholders	$693,889	$3,790	$690,099	$281,200	$12,556	$22,246	$(9,690)	$617,630
Adjustment of redeemable limited partners’ capital to redemption amount	(651,709)	(2,048)	(649,661)	(317,916)	56,484	(12,620)	69,104	(638,340)
Net income attributable to non-controlling interest in Premier LP	62,631	3,213	59,418	56,485	117,744	16,586	101,158	101,095
Income tax expense (benefit)	1,804	2,158	(354)	231,508	12,597	3,917	8,680	244,272
Amortization of purchased intangible assets	13,899	—	13,899	13,817	27,537	—	27,537	27,715
Stock-based compensation	7,800	—	7,800	8,951	14,137	—	14,137	17,908
Acquisition related expenses	1,354	—	1,354	1,674	1,763	—	1,763	4,773
Remeasurement of tax receivable agreement liabilities	—	—	—	(177,174)	—	—	—	(177,174)
ERP implementation expenses	61	—	61	156	387	—	387	491
Loss on disposal of long-lived assets	—	—	—	400	—	—	—	1,720
(Gain) loss on FFF put and call rights	(10,850)	—	(10,850)	15,587	(7,567)	—	(7,567)	15,607
Other expense	576	—	576	36	1,243	—	1,243	196

Non-GAAP adjusted fully distributed income before income taxes	119,455	7,113	112,342	114,724	236,881	30,129	206,752	215,893
Income tax expense on fully distributed income before income taxes	31,058	1,849	29,209	44,742	61,589	7,834	53,756	84,198

Non-GAAP Adjusted Fully Distributed Net Income	$88,397	$5,264	$83,133	$69,982	$175,292	$22,295	$152,996	$131,695

Weighted Average:
Common shares used for basic and diluted earnings (loss) per share	59,876	59,876	59,876	55,209	56,548	56,548	56,548	54,059
Potentially dilutive shares	1,005	1,005	1,005	450	1,036	1,036	1,036	553
Conversion of Class B common units	72,791	72,791	72,791	83,578	76,293	76,293	76,293	85,029

Weighted average fully distributed shares outstanding - diluted	133,672	133,672	133,672	139,237	133,877	133,877	133,877	139,641

GAAP earnings (loss) per share	$11.59	$0.06	$11.53	$5.09	$0.22	$0.39	$(0.17)	$11.43
Adjustment of redeemable limited partners’ capital to redemption amount	(10.88)	(0.03)	(10.85)	(5.76)	1.00	(0.22)	1.22	(11.81)
Net income attributable to non-controlling interest in Premier LP	1.05	0.06	0.99	1.02	2.08	0.29	1.79	1.87
Income tax expense (benefit)	0.03	0.04	(0.01)	4.19	0.22	0.07	0.15	4.52
Amortization of purchased intangible assets	0.23	—	0.23	0.25	0.49	—	0.49	0.51
Stock-based compensation	0.13	—	0.13	0.16	0.25	—	0.25	0.33
Acquisition related expenses	0.02	—	0.02	0.03	0.03	—	0.03	0.09
Remeasurement of tax receivable agreement liabilities	—	—	—	(3.21)	—	—	—	(3.28)
ERP implementation expenses	—	—	—	—	0.01	—	0.01	0.01
Loss on disposal of long-lived assets	—	—	—	0.01	—	—	—	0.03
(Gain) loss on FFF put and call rights	(0.18)	—	(0.18)	0.28	(0.13)	—	(0.13)	0.29
Other expense	0.01	—	0.01	—	0.02	—	0.02	—
Impact of corporation taxes	(0.52)	(0.03)	(0.49)	(0.80)	(1.09)	(0.14)	(0.95)	(1.56)
Impact of dilutive shares	(0.82)	(0.06)	(0.76)	(0.76)	(1.80)	(0.23)	(1.57)	(1.49)

Non-GAAP EPS on Adjusted Fully Distributed Net Income	$0.66	$0.04	$0.62	$0.50	$1.31	$0.17	$1.14	$0.94

Premier, Inc. FY’19 Q2 Results

Consolidated Second-Quarter and Full Year Financial Highlights - Including Impact of New Revenue Standard

	Three Months Ended December 31,				Six Months Ended December 31,
(in thousands, except per share data)	2018 New revenue standard	2018 Impact of new revenue standard	2018 Previous revenue standard	2017 Previous revenue standard	2018 New revenue standard	2018 Impact of new revenue standard	2018 Previous revenue standard	2017 Previous revenue standard
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$165,695	$(4,061)	$169,756	$159,343	$327,695	$11,123	$316,572	$310,334
Other services and support	3,789	(849)	4,638	3,421	6,133	(2,129)	8,262	5,570

Services	169,484	(4,910)	174,394	162,764	333,828	8,994	324,834	315,904
Products	157,519	(11,914)	169,433	162,101	308,989	(23,876)	332,865	314,764

Total Supply Chain Services (a)	327,003	(16,824)	343,827	324,865	642,817	(14,882)	657,699	630,668
Performance Services (a)	94,854	9,127	85,727	86,533	180,586	15,786	164,800	171,294

Total (a)	$421,857	$(7,697)	$429,554	$411,398	$823,403	$904	$822,499	$801,962

Net income	$104,811	$4,955	$99,856	$19,769	$186,784	$26,212	$160,572	$80,385
Net income (loss) attributable to stockholders	$693,889	$3,790	$690,099	$281,200	$12,556	$22,246	$(9,690)	$617,630
Adjusted net income (loss) (b)	$92,032	$3,861	$88,171	$8,447	$12,556	$22,246	$(9,690)	$50,907
Weighted average shares outstanding:
Basic	59,876	59,876	59,876	55,209	56,548	56,548	56,548	54,059
Diluted	133,672	133,672	133,672	139,237	57,584	57,584	56,548	139,641
Earnings (loss) per share attributable to stockholders:
Basic	$11.59	$0.06	$11.53	$5.09	$0.22	$0.39	$(0.17)	$11.43
Diluted (b)	$0.69	$0.03	$0.66	$0.06	$0.22	$0.39	$(0.17)	$0.36

NON-GAAP FINANCIAL MEASURES:

Adjusted EBITDA (a) (c):
Supply Chain Services	$134,079	$(3,230)	$137,309	$132,045	$269,482	$12,369	$257,113	$257,665
Performance Services	37,100	10,343	26,757	27,929	67,675	17,760	49,915	49,150

Total segment adjusted EBITDA	171,179	7,113	164,066	159,974	337,157	30,129	307,028	306,815
Corporate	(29,182)	—	(29,182)	(26,432)	(56,539)	—	(56,539)	(54,102)

Total (a)	$141,997	$7,113	$134,884	$133,542	$280,618	$30,129	$250,489	$252,713

Adjusted fully distributed net income (c)	$88,397	$5,264	$83,133	$69,982	$175,292	$22,296	$152,996	$131,695

Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.66	$0.04	$0.62	$0.50	$1.31	$0.17	$1.14	$0.94

(a)	Bolded measures correspond to company guidance.
(b)

Earnings per share attributable to stockholders excludes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be dilutive. Likewise, earnings per share attributable to stockholders includes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be antidilutive. The company has corrected prior period information within the current period financial statements related to a specific component used in calculating the tax effect on Premier Inc. net income for purposes of diluted earnings (loss) per share. Diluted earnings (loss) per share for the three months ended December 31, 2017 was previously stated at ($1.66) per share and has been corrected to $0.06 per share. Diluted earnings (loss) per share for the six months ended December 31, 2017 was previously stated at ($1.30) per share and has been corrected to $0.36 per share. The company believes the correction is immaterial and the amount had no impact on the company’s overall financial condition, results of operations or cash flows.

(c)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

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